Exhibit 99.1

**PRESS RELEASE**

Feb. 4, 2022

# Adient reports first quarter 2022 financial results

## Transformation of the company's balance sheet continues

- Q1 GAAP net loss and EPS diluted of $(54)M and $(0.57), respectively; Q1 Adj.-EPS diluted of $(0.38)
- Q1 Adj.-EBITDA of $146M, down $232M y-o-y (down $179M when adjusting for portfolio actions executed in FY21)
- Cash and cash equivalents of $2,080M at Dec. 31, 2021
- Gross debt and net debt totaled $3,656M and $1,576M, respectively, at Dec. 31, 2021
- Subsequent to the quarter, launched $800M in debt tender offers, further progressing Adient's balance sheet transformation

### Q1 FY2022 FINANCIAL RESULTS OVERVIEW

| | REVENUE | EBIT | NET INCOME / (LOSS) attributable to Adient | EPS DILUTED |
|---|---|---|---|---|
| **AS REPORTED** | **$3,480M** | **$40M** | **$(54)M** | **$(0.57)** |
| vs. Q1 21 | (10)% | (86%) | NM | NM |
| vs. pro from adj.[1] | (12)% | | | |
| | ADJ. EBIT | ADJ. EBITDA | ADJ. NET INCOME / (LOSS) attributable to Adient | ADJ. EPS DILUTED |
| **AS ADJUSTED** | **$61M** | **$146M** | **$(36)M** | **$(0.38)** |
| vs. Q1 21 | (79)% | (61)% | NM | NM |
| vs. pro from adj.[1] | | (55)% | | |

[1]Q1 FY21 Revenue and Adj. -EBITDA (pro forma adjusted for portfolio actions executed in FY21) totaled $3,975M and $325M, respectively (see appendix for details).
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

### DRIVING FORWARD WITH FOCUS

As expected entering FY22, numerous macro factors including supply chain disruptions (and resulting operating inefficiencies), elevated commodity prices, increased freight costs and labor availability & inflation continue to influence near-term results for the industry and Adient. As Q1FY22 progressed, early signs of stabilization began to emerge for certain headwinds (i.e., modestly softer steel prices and less violent swings in customer production schedules). Despite these encouraging signs, Adient's first quarter results were impacted by ~$185M in temporary operating inefficiencies and net increases in commodity prices. Adient's Q1FY22 Adj.-EBITDA totaled $146M, down $179M compared to Q1FY21 Adj.- EBITDA adjusted for portfolio actions executed in FY21. Adj.-EBITDA and margin excluding equity income totaled $112M and 3.2%, respectively.

### STRONG CASH BALANCE AND CONTINUED FOCUS ON DEBT REPAYMENT

Adient's cash and cash equivalents totaled $2.1B at Dec. 31, 2021. The cash balance includes ~$625M of net proceeds collected as final payment associated with Adient's strategic transaction in China, which closed in September 2021. Subsequent to the quarter and further demonstrating the company's commitment to transform its balance sheet, Adient initiated $800M in debt tender offers targeting any and all 9.00% USD secured notes ($600M in principal outstanding) and up to €177M 3.50% EUR unsecured notes.

### INCREASING OUR COMMITMENT TO A SUSTAINABLE FUTURE

ADIENT
2021 Sustainability Report

At Adient, we believe a commitment to positive environmental, social and governance-related business practices strengthens our company; increases our connection with our shareholders; and helps us better serve our customers and the communities in which we operate. These commitments also create value for our shareholders, our employees, our customers and the wider world. During 2021, the company increased our commitment to ESG efforts with the adoption of science-based targets and KPIs, as well as partnerships with global organizations including, but not limited to, the United Nations (UN) Global Compact, the Science-Based Target Initiative (SBTi), and the Carbon Disclosure Project (CDP). Details about Adient's sustainability journey can be found in the company's 2021 Sustainability Report.

> ***"As expected entering FY22, many of the macro factors that influenced the industry last year continue to affect our results in early 2022. The team is committed to driving the business forward to further position Adient for sustained success."***
>
> ***— Doug Del Grosso, President and Chief Executive Officer***

## SEGMENT RESULTS (ADJUSTED EBITDA*)

| | Americas | | EMEA | | Asia |
|---|---|---|---|---|---|
| Q1 22 | Q1 21 | Q1 22 | Q1 21[1] | Q1 22 | Q1 21[1] |
| $9M | $132M<br>$127M[1]<br>(pro forma adj.) | $43M | $114M<br>$104M[1]<br>(pro forma adj.) | $114M | $151M<br>$113M[1]<br>(pro forma adj.) |

**Americas:** For the quarter vs. Q1FY21 pro forma adjusted, the y-o-y decrease was driven by significantly lower volume and mix (mix impacted by Q1FY22 launches), the impact of temporary operating inefficiencies (driven by ongoing supply chain disruptions), a lower level of commercial recoveries (Q1FY21 abnormally high) and increased freight costs. Improved launch performance, lower ops waste and SG&A efficiencies were partial offsets.

**EMEA:** For the quarter vs. Q1FY21 pro forma adjusted, the y-o-y decrease was driven by significantly lower volume and mix, the impact of temporary operating inefficiencies (driven by ongoing supply chain disruptions), lower equity income and increased freight costs. SG&A efficiencies were a partial offset.

**Asia:** For the quarter vs. Q1FY21 pro forma adjusted, the relatively flat y-o-y performance was a result of improved volume and mix, generally offset by increased freight, launch costs and the adverse impact associated with the Malaysia flood.

[1]Pro forma adjusted for portfolio actions executed in FY21 (see appendix for details).
*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

## CASH FLOW & BALANCE SHEET

| | Q1 22 | Q1 21 | | 12/31/21* | 09/30/21 |
|---|---|---|---|---|---|
| OPERATING CASH FLOW | $(14)M | $231M | CASH & CASH EQUIVALENTS | $2,080M | $1,521M |
| CAPITAL EXPENDITURES | $(60)M | $(71)M | TOTAL DEBT | $3,656M | $3,696M |
| FREE CASH FLOW | $(74)M | $160M | NET DEBT | $1,576M | $2,175M |

*subsequent to the quarter, $800M waterfall tender initiated
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

*"The transformation of Adient's balance sheet continues in FY22 with the recently announced $800M debt tender offers. The voluntary debt repayments, combined with a continued focus on operational excellence, places Adient on solid footing to achieve its target leverage threshold."*
*— Jeff Stafeil, Executive Vice President and Chief Financial Officer*

## Q1 KEY OPERATING METRICS

| | | Q1 22 | Q1 21 | |
|---|---|---|---|---|
| SALES | CONSOLIDATED | $3,480M | $3,848M | Q1FY22 sales impacted by significantly lower global production volumes (related to semiconductor / supply chain disruptions). |
| SALES | UNCONSOLIDATED | $1,208M | $2,634M | Unconsolidated sales impacted by portfolio adjustments executed in FY21, partially offset by Adient's customer mix (favorable result vs. overall production). |
| | ADJUSTED EQUITY INCOME* | $34M | $94M | Q1FY22 equity income impacted by portfolio adjustments executed in FY21 and elevated commodity prices. |
| | ADJUSTED INTEREST EXPENSE* | $47M | $60M | In line with company expectations given Adient's debt and cash position. |
| | ADJUSTED EFFECTIVE TAX RATE* | NM | 21.5 % | Adjusted effective tax rate not meaningful in Q1FY22 given the impact of the company's significant valuation allowances in certain jurisdictions. |

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

## LOOKING FORWARD — FY2022 Outlook

| | | | |
|---|---|---|---|
| **Consolidated sales** | ~$14.8B (no change) | **Interest expense** | ~$150M (no change) |
| **Adj.-EBITDA** | Modestly lower vs. FY21 pro forma results of $810M | **Cash tax** | ~$80M (no change) |
| **Equity income** (included in Adj.-EBITDA) | ~$90M<br>Prior: ~$80-90M | **Capital expenditures** | ~$300M – 325M (no change) |

Despite early signs certain macro factors impacting the industry are beginning to stabilize, the current operating environment remains challenging (i.e., ongoing supply chain disruptions, limited visibility of customer production schedules and labor concerns). As such, providing specific full year fiscal 2022 guidance for Adj.-EBITDA and free cash flow with reasonable confidence is not possible at this time. Adient will provide updates as appropriate as FY22 progresses.

## INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

## MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Creating
a sustainable future
**together**

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 75,000 employees in 33 countries, Adient operates 208 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 20 million vehicles every year. For more information on Adient, please visit www.adient.com.

**Cautionary Statement Regarding Forward-Looking Statements:**

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for the recently completed strategic transactions in China and its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward- looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, work stoppages, including due to supply chain disruptions and similar events, energy and commodity (particularly steel) prices, the availability of raw materials (including petrochemicals) and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductor chips)), automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, whether recently completed strategic transactions in China and deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the timing, benefits and outcomes of the strategic transactions in China and / or the activities relating to our capital structure, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 23, 2021, and in subsequent reports filed with or furnished to the SEC, available at www.sec. gov. Potential investors and others should consider these factors in evaluating the forward- looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

**Use of Non-GAAP Financial Information:**

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non- GAAP measures related to FY2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2021	2020
Net sales	$3,480	$3,848
Cost of sales	3,307	3,507
Gross profit	173	341
Selling, general and administrative expenses	162	149
Restructuring and impairment costs	4	7
Equity income (loss)	33	97
Earnings (loss) before interest and income taxes	40	282
Net financing charges	50	59
Other pension expense (income)	(1)	(2)
Income (loss) before income taxes	(9)	225
Income tax provision (benefit)	21	52
Net income (loss)	(30)	173
Income attributable to noncontrolling interests	24	23
Net income (loss) attributable to Adient	$(54)	$150

Diluted earnings (loss) per share	$(0.57)	$1.58

Shares outstanding at period end	94.8	94.0
Diluted weighted average shares	94.6	94.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,	September 30,
(in millions)	2021	2021
Assets
Cash and cash equivalents	$2,080	$1,521
Accounts receivable - net	1,597	1,426
Inventories	942	976
Assets held for sale	—	49
Other current assets	472	1,114
Current assets	5,091	5,086

Property, plant and equipment - net	1,558	1,607
Goodwill	2,209	2,212
Other intangible assets - net	549	555
Investments in partially-owned affiliates	367	335
Assets held for sale	10	25
Other noncurrent assets	935	958
Total assets	$10,719	$10,778

Liabilities and Shareholders' Equity
Short-term debt	$174	$184
Accounts payable and accrued expenses	2,599	2,519
Liabilities held for sale	—	16
Other current liabilities	969	792
Current liabilities	3,742	3,511

Long-term debt	3,482	3,512
Other noncurrent liabilities	775	797
Redeemable noncontrolling interests	41	240
Shareholders' equity attributable to Adient	2,344	2,376
Noncontrolling interests	335	342
Total liabilities and shareholders' equity	$10,719	$10,778

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
(in millions)	2021	2020
Operating Activities
Net income (loss) attributable to Adient	$(54)	$150
Income attributable to noncontrolling interests	24	23
Net income (loss)	(30)	173
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	75	70
Amortization of intangibles	13	10
Pension and postretirement benefit expense (benefit)	1	—
Pension and postretirement contributions, net	(5)	(9)
Equity in earnings of partially-owned affiliates, net of dividends received	(32)	(96)
Derivative loss on the 2021 Yanfeng Transaction	3	—
Deferred income taxes	(3)	(2)
Non-cash restructuring and impairment charges	7	6
Equity-based compensation	10	13
Other	2	(3)
Changes in assets and liabilities:
Receivables	(175)	246
Inventories	26	(6)
Other assets	—	(78)
Restructuring reserves	(24)	(53)
Accounts payable and accrued liabilities	104	(84)
Accrued income taxes	14	44
Cash provided (used) by operating activities	(14)	231
Investing Activities
Capital expenditures	(60)	(71)
Sale of property, plant and equipment	11	10
Settlement of derivatives	(30)	—
Proceeds from business divestitures	731	—
Cash provided (used) by investing activities	652	(61)
Financing Activities
Increase (decrease) in short-term debt	(6)	3
Repayment of long-term debt	(2)	(18)
Dividends paid to noncontrolling interests	(59)	(52)
Other	(12)	(1)
Cash provided (used) by financing activities	(79)	(68)
Effect of exchange rate changes on cash and cash equivalents	—	25
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	559	127
Less: Change in cash classified within current assets held for sale	—	1
Increase (decrease) in cash and cash equivalents	$559	$128

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2021	2020
Net Sales
Americas	$1,498	$1,737
EMEA	1,230	1,604
Asia	784	554
Eliminations	(32)	(47)
Total net sales	$3,480	$3,848

	Three Months Ended December 31,
(in millions)	2021	2020
Adjusted EBITDA
Americas	$9	132
EMEA	43	114
Asia	114	151
Corporate-related costs (1)	(20)	(19)
Restructuring and impairment costs (2)	(4)	(7)
Purchase accounting amortization (3)	(14)	(11)
Restructuring related charges (4)	(1)	(4)
Stock based compensation	(10)	(13)
Depreciation	(75)	(70)
Other items (5)	(2)	9
Earnings (loss) before interest and income taxes	40	282
Net financing charges	(50)	(59)
Other pension income (expense)	1	2
Income (loss) before income taxes	$(9)	225

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended December 31,
(in millions, except per share data)	2021	2020
Income available to shareholders
Net income (loss) attributable to Adient	$(54)	$150

Weighted average shares outstanding
Basic weighted average shares outstanding	94.6	94.0
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	0.8
Diluted weighted average shares outstanding	94.6	94.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended December 31, 2021 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Adient is also presenting pro forma fiscal 2021 financial information by adjusting previously reported fiscal 2021 results to reflect the impacts of certain strategic transactions that have been completed, as described below. Adient believes the pro forma information provides helpful comparisons between the current year and prior year results by adjusting the prior year to be on a consistent basis with the current year.

•	"Americas footprint actions" and "EMEA footprint actions" refer to miscellaneous closures / roll off of business.
•	"EMEA deconsolidation" refers to the sale of a metals business in Turkey effective October 1, 2021 to a nonconsolidated JV in which Adient retains a noncontrolling interest.
•	"China strategic transaction" refers to the disposition of the YFAS JV and the consolidation of CQADNT and LFADNT, all of which were effective on September 30, 2021.
•	"China footprint actions" refers to divestitures of smaller, non-core businesses (i.e. remaining fabrics business and Futuris entity).

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended December 31,
	2021			2020
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,480	$—	$3,480	$3,848	$—	$3,848
Cost of sales (6)	3,307	(1)	3,306	3,507	5	3,512
Gross profit	173	1	174	341	(5)	336
Selling, general and administrative expenses (7)	162	(15)	147	149	(14)	135
Restructuring and impairment costs (2)	4	(4)	—	7	(7)	—
Equity income (loss) (8)	33	1	34	97	(3)	94
Earnings (loss) before interest and income taxes (EBIT)	40	21	61	282	13	295

Memo accounts:
Depreciation			75			70
Equity based compensation			10			13
Adjusted EBITDA			$146			$378

Net financing charges (9)	50	(3)	47	59	1	60
Other pension expense (income) (12)	(1)	—	(1)	(2)	—	(2)
Income (loss) before income taxes	(9)	24	15	225	12	237
Income tax provision (benefit) (10)	21	4	25	52	(1)	51
Net income (loss) attributable to Adient	(54)	18	(36)	150	12	162
Diluted earnings (loss) per share	(0.57)	0.19	(0.38)	1.58	0.13	1.71
Diluted weighted average shares	94.6	—	94.6	94.8	—	94.8

Appendix

Segment Performance:

	Three months ended December 31, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,498	$1,230	$784	$(32)	$3,480

Adjusted EBITDA	$9	$43	$114	$(20)	$146

Adjusted EBITDA margin	0.6%	3.5%	14.5%	N/A	4.2%

	Three months ended December 31, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,737	$1,604	$554	$(47)	$3,848

Adjusted EBITDA	$132	$114	$151	$(19)	$378

Adjusted EBITDA margin	7.6%	7.1%	27.3%	N/A	9.8%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended December 31,
(in millions)	2021	2020
Adjusted EBITDA	$146	$378

Adjusted Equity Income	34	94

Adjusted EBITDA Excluding Adjusted Equity Income	$112	$284
% of Sales	3.2%	7.4%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,
	2021			2020
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(9)	$21	nm	$225	$52	23.1%
Adjustments	24	4	16.7%	12	(1)	(8.3)%
As adjusted	$15	$25	nm	$237	$51	21.5%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended December 31,
(in millions)	2021	2020
Net income (loss) attributable to Adient	(54)	150
Restructuring and impairment costs	4	7
Purchase accounting amortization	14	11
Restructuring related charges	1	4
Derivative loss on Yanfeng transaction	3	—
Interest accretion on deferred consideration	—	(1)
Other items (5)	2	(9)
Impact of adjustments on noncontrolling interests (11)	(2)	(1)
Tax impact of above adjustments and other tax items (10)	(4)	1
Adjusted net income (loss) attributable to Adient	$(36)	$162

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share.

	Three Months Ended December 31,
	2021	2020
Diluted earnings (loss) per share as reported	$(0.57)	$1.58
Restructuring and impairment costs	0.04	0.07
Purchase accounting amortization	0.15	0.12
Restructuring related charges	0.01	0.04
Derivative loss on Yanfeng transaction	0.03	—
Interest accretion on deferred consideration	—	(0.01)
Other items (5)	0.02	(0.09)
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.01)
Tax impact of above adjustments and other tax items (10)	(0.04)	0.01
Adjusted diluted earnings (loss) per share	$(0.38)	$1.71

Appendix

The following table presents calculations of net debt:

	December 31	September 30,
(in millions)	2021	2021
Cash and cash equivalents	$2,080	$1,521
Total short-term and long-term debt	3,656	3,696
Net debt	$1,576	$2,175

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2021	2020
Cash provided by operating activities	$(14)	$231
Capital expenditures	(60)	$(71)
Free cash flow	$(74)	$160

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended December 31,
(in millions)	2021	2020
Adjusted EBITDA	$146	$378
(+/-) Net equity in earnings	(32)	(93)
(-) Restructuring (cash)	(24)	(55)
(+/-) Net customer tooling	2	(8)
(+/-) Trade working capital (Net AR/AP + Inventory)	75	250
(+/-) Accrued compensation	(61)	(19)
(-) Interest paid	(41)	(66)
(+/-) Tax refund/taxes paid	(8)	(12)
(+/-) Non-income related taxes (VAT)	36	(67)
(+/-) Commercial settlements	(54)	(9)
(+/-) Other	(53)	(68)
Operating cash flow	(14)	231
Capital expenditures	(60)	(71)
Free cash flow	$(74)	$160

Appendix

Pro Forma Fiscal Year 2021 Reconciliations:

Net sales	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	1,737	1,644	1,440	1,343	6,164
Americas footprint actions	(20)	—	—	(1)	(21)
Americas - pro forma	1,717	1,644	1,440	1,342	6,143

EMEA - as reported:	1,604	1,636	1,328	996	5,564
EMEA JV deconsolidation	(25)	(28)	(11)	(35)	(99)
EMEA footprint actions	(18)	(7)	(6)	1	(30)
EMEA - pro forma	1,561	1,601	1,311	962	5,435

Asia - as reported:	554	588	516	465	2,123
China strategic transactions	234	199	231	227	891
China footprint actions	(44)	(33)	(31)	(13)	(121)
Asia - pro forma	744	754	716	679	2,893

Elimination/corporate:	(47)	(49)	(42)	(33)	(171)

Total Adient - as reported	3,848	3,819	3,242	2,771	13,680
Total Adient - pro forma	3,975	3,950	3,425	2,950	14,300

Adjusted EBITDA	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	132	64	23	13	232
Americas footprint actions	(5)	1	—	(1)	(5)
Americas - pro forma	127	65	23	12	227

EMEA - as reported:	114	141	22	—	277
EMEA JV deconsolidation	(4)	(5)	—	(8)	(17)
EMEA footprint actions	(6)	(2)	(1)	(1)	(10)
EMEA - pro forma	104	134	21	(9)	250

Asia - as reported:	151	121	92	122	486
China strategic transactions	(31)	(2)	10	(38)	(61)
China footprint actions	(7)	(5)	(2)	—	(14)
Asia - pro forma	113	114	100	84	411

Elimination/corporate:	(19)	(23)	(19)	(17)	(78)

Total Adient - as reported	378	303	118	118	917
Total Adient - pro forma	325	290	125	70	810

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended December 31,
(in millions)	2021	2020
Restructuring charges	$3	$(1)
Held for sale asset adjustments	(7)	(6)
	$(4)	$(7)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended December 31,
(in millions)	2021	2020
Transaction costs	$(2)	$(4)
Brazil indirect tax recoveries	1	8
Gain on previously held interest at YFAS in an affiliate	—	5
Other	(1)	—
	$(2)	$9

(6) The adjustments to cost of sales include:

	Three Months Ended December 31,
(in millions)	2021	2020
Restructuring related charges	$(1)	$(3)
Brazil indirect tax recoveries	1	8
Other	(1)	—
	$(1)	$5

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended December 31,
(in millions)	2021	2020
Purchase accounting amortization	$(13)	$(10)
Transaction costs	(2)	(4)
	$(15)	$(14)

(8) The adjustments to equity income include:

	Three Months Ended December 31,
(in millions)	2021	2020
Gain on previously held interest at YFAS in an affiliate	$—	$(5)
Restructuring related charges	—	1
Purchase accounting amortization	1	1
	$1	$(3)

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended December 31,
(in millions)	2021	2020
Interest accretion on long-term receivable	$—	$1
Derivative loss on Yanfeng transaction	(3)	—
	$(3)	$1

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended December 31,
(in millions)	2021	2020
Brazil indirect tax recoveries	$(3)	$3
Other reconciling items	(1)	(2)
	$(4)	$1

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.